                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                            --------------------------

                                     FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2001


                              ESENJAY EXPLORATION, INC.
              (Exact name of registrant as specified in its charter)



        DELAWARE                     0-80243                  73-1421000
(State of Incorporation)     (Commission File Number)        (IRS Employer
                                                            Identification No.)



                        500 NORTH WATER STREET, SUITE 1100 S.
                             CORPUS CHRISTI, TEXAS 78471
                       (Address of Principal Executive Offices)

                                    (361) 883-7464
               (Registrant's telephone number, including area code)

                                  (Not Applicable)
             (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

Esenjay Exploration has adopted the practice of periodically providing exploration and operations information on certain factors that may materially affect the Company's financial performance in the future. On January 25, 2001, Esenjay completed a restructuring of a significant portion of its outstanding natural gas price hedges. The transaction results in increased hedge prices, an extension of the hedging period and an increase in the total volumes hedged. The restructure was accomplished at no cost to the Company, other than consideration in the form of volumes subject to the restructured position.

The hedge restructuring will have the following impact on Esenjay:

     - An increase of valuation of the Company's oil and gas reserves for borrowing base purposes with its bank.

     - Based on market and futures prices in effect on January 25, 2001, a pretax cash flow increase of approximately $2.75 million in 2001. Including the benefits from 2001, the cumulative pretax cash flow increase through the December 31, 2003 life of the restructured hedges is approximately $400,000. By accelerating the receipt of cash into 2001, the present value benefit will be substantial.

     -   Increased capital available to support 2001 exploration activities.

Prior to the hedge restructuring, Esenjay had hedged certain volumes of daily natural gas production through 2001 at a price of $2.45 per million BTU (MMBTU). The restructured hedge position, which covers a portion of the Company's production through 2003, is a collar with a floor price of $3.25 per MMBTU and a ceiling price of $4.00 per MMBTU. The following table details Esenjay's hedge positions and prices affected by this agreement:

               Previous Hedge at $2.45             Restructured/Collar
               -----------------------     ---------------------------------
                                                            Floor     Cap
                                 Price                      Price    Price
Year 2001      Volume/Day      $/MMBTU     Volume/Day      $/MMBTU   $/MMBTU
---------      ----------      -------     ----------      -------   -------
February          7161          $2.45        7500           $3.25    $4.00
March             7161          $2.45        7500           $3.25    $4.00
April             6880          $2.45        7900           $3.25    $4.00
May               6880          $2.45        7900           $3.25    $4.00
June              6880          $2.45        7900           $3.25    $4.00
July              6600          $2.45        8000           $3.25    $4.00
August            6600          $2.45        8000           $3.25    $4.00
September         6600          $2.45        8000           $3.25    $4.00
October           6319          $2.45        8000           $3.25    $4.00
November          6319          $2.45        8000           $3.25    $4.00
December          6319          $2.45        8000           $3.25    $4.00



Year 2002
---------
January              0                       8500           $3.25    $4.00
February             0                       8500           $3.25    $4.00
March                0                       8500           $3.25    $4.00
April                0                       8000           $3.25    $4.00
May                  0                       8000           $3.25    $4.00
June                 0                       8000           $3.25    $4.00
July                 0                       7500           $3.25    $4.00
August               0                       7500           $3.25    $4.00
September            0                       7500           $3.25    $4.00
October              0                       7000           $3.25    $4.00
November             0                       7000           $3.25    $4.00
December             0                       7000           $3.25    $4.00

Year 2003
---------
January              0                       4500           $3.25    $4.00
February             0                       4500           $3.25    $4.00
March                0                       4500           $3.25    $4.00
April                0                       4500           $3.25    $4.00
May                  0                       4500           $3.25    $4.00
June                 0                       4500           $3.25    $4.00
July                 0                       4500           $3.25    $4.00
August               0                       4500           $3.25    $4.00
September            0                       4500           $3.25    $4.00
October              0                       4500           $3.25    $4.00
November             0                       4500           $3.25    $4.00
December             0                       4500           $3.25    $4.00


In addition to the above volumes, Esenjay has an outstanding natural gas hedge position totaling 5,000 MMBTU per day at $4.01 per MMBTU through December 2001, which remains unchanged. All production in excess of the volumes under the two agreements is available for sale at current market prices.

Cautionary Statements: This Current Report on Form 8-K contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Various factors could cause actual results to differ materially from those projected. Such factors are fluctuations in the prices of natural gas and crude oil, the need to replace reserves, the substantial capital requirements of our business, available capital, substantial uncertainties inherent in estimating quantities natural gas and liquids reserves, projecting future rates of production and the timing of development expenditures, operating risks, the effects of governmental and environmental regulation, pending or future litigation.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2001                 ESENJAY EXPLORATION, INC.



                                       By:  /s/ David B Christofferson
                                          ------------------------------------
                                          David B Christofferson, Senior
                                          Vice President, General Counsel and
                                          Principal Financial Officer